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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 26, 1999, with respect to the financial statements of Corechange, Inc. included in Amendment No. 2 of the Registration Statement (Form S-1) and related Prospectus of Corechange, Inc. for the registration of its common stock.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
August 14, 2000